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                                                                    Exhibit 5.01





                               September 20, 1996


UNITED DENTAL CARE, INC.
14755 PRESTON ROAD
SUITE 300
DALLAS, TEXAS  75240

LADIES AND GENTLEMEN:

         As set forth in the Registration Statement on Form S-1 (the "Registration Statement"), filed by United Dental Care, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on September 20, 1996, relating to the sale of up to 2,300,000 shares (the "Shares") of Common Stock, $.10 par value per share, of the Company ("Common Stock"), certain legal matters in connection with the Shares are being passed upon for the Company by this Firm. At your request, this opinion is being furnished to the Company for filing as Exhibit 5.01 to the Registration Statement.

         We have acted as counsel to the Company in connection with the registration by the Company of the proposed sale of the Shares by the Company and a selling stockholder as set forth in the Registration Statement. In such capacity, we have examined the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof, and the originals, or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, certificates of public officials, certificates of representatives of the Company, statutes and other relevant records, instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such documents examined by us.

         Based upon our examination as aforesaid, we are of the opinion that:

         1. The Company is a corporation incorporated, existing and in good standing under the laws of the State of Delaware.

         2. The Shares, when paid for and issued or transferred in the offering pursuant to the Registration Statement,





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UNITED DENTAL CARE, INC.
SEPTEMBER 20, 1996
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                 after it has been declared effective by the Securities and
                 Exchange Commission, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         The opinions set forth above are limited to the General Corporation Law of the State of Delaware and applicable federal law as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters."

                                        Very truly yours,

                                        /s/ Strasburger & Price, L.L.P.

                                        Strasburger & Price, L.L.P.